EXHIBIT 24
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, MARK M. MCGUIRE, EARL R. FRANKLIN, DAVID M. O’LOUGHLIN or LIZBETH L. WRIGHT his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation (the “Corporation”), to any and all registration statements and any amendments thereto filed with the Securities and Exchange Commission for the purpose of registering the Corporation’s Common Shares and/or participation interests issuable or issued in connection with the following employee benefit plan:
Eaton Electrical de Puerto Rico Retirement Savings Plan
giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
          This Power of Attorney shall not apply to any registration statement or amendment filed after December 31, 2008.
          IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 27th day of February, 2008.

/s/ Alexander M. Cutler Alexander M. Cutler, Chairman and Chief Executive Officer; President; Principal Executive Officer; Director	/s/ Richard H. Fearon Richard H. Fearon, Executive Vice President— Chief Financial and Planning

/s/ Billie K. Rawot
Billie K. Rawot, Vice President and Controller; Principal Accounting Officer

/s/ Michael J. Critelli	/s/ Charles E. Golden

Michael J. Critelli, Director	Charles E. Golden, Director

/s/ Ernie Green	/s/ Ned C. Lautenbach

Ernie Green, Director	Ned C. Lautenbach, Director

/s/ Deborah L. McCoy	/s/ John R. Miller

Deborah L. McCoy, Director	John R. Miller, Director

/s/ Gregory R. Page	/s/ Victor A. Pelson

Gregory R. Page, Director	Victor A. Pelson, Director

/s/ Gary L. Tooker	/s/ Christopher M. Connor

Gary L. Tooker, Director	Christopher M. Connor, Director